UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 28, 2012

CONVERGENCE ETHANOL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-4846-3	200987069
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3800 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Issuer’s telephone number, including area code: (310) 291-5687

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On June 16, 2011, the District Court in and for Clark County, Nevada, issued an order (the “Order”) appointing Joseph Arcaro as custodian of Convergence Ethanol, Inc., a Nevada corporation (the “Corporation”).  Pursuant to the Order and applicable state law, the court-appointed custodian by and through his counsel of record, Fox Rothschild LLP, reinstated the Corporation’s charter with the Nevada Secretary of State and has taken other required actions to revitalize the Corporation, including the appointment of Mr. Arcaro on an interim basis to serve as the Corporation’s President, Secretary, Treasurer and sole Director until such time as his replacement(s) can be appointed.

On January 31, 2011, the court-appointed custodian entered into a definitive agreement with Industrias y DesarrollosMineros Alfa SAS (“Industrias”), pursuant to which Industrias will be merged into the Corporation.  Industrias is in the mining and mineral exploitation industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012 Convergence Ethanol, Inc.

By:	/s/ Joseph Arcaro
Joseph Arcaro Court-Appointed Custodian and President